Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(131,771)
Unrealized Gain (Loss) on Market Value of Futures	88,906
Dividend Income	179
Interest Income	732
Total Income (Loss)	$(41,954)

Expenses
General Partner Management Fees	$1,945
Professional Fees	6,810
Brokerage Commissions	411
Non-interested Directors' Fees and Expenses	26
Prepaid Insurance Expense	13
NYMEX License Fee	49
SEC & FINRA Registration Expense	600
Total Expenses	9,854
Expense Waiver	(7,422)
Net Expenses	$2,432
Net Income (Loss)	$(44,386)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$3,952,248
Net Income (Loss)	(44,386)

Net Asset Value End of Month	$3,907,862
Net Asset Value Per Share (250,000 Shares)	$15.63

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612